Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 000-30653) of Galaxy Gaming, Inc. (the Company) of our report dated March 27, 2020, relating to the financial statements which appear in the Company’s Annual Report (Form 10‑K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern
Certified Public Accountants

Las Vegas, Nevada
April 21, 2020